As filed with the Securities and Exchange Commission on December 19, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST INTERNET BANCORP
(Exact name of registrant as specified in its charter)
Indiana (State of Incorporation)	20-3489991 (I.R.S. Employer Identification Number)
8701 E. 116th Street
Fishers, Indiana 46038
Telephone: (317) 532-7900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kenneth J. Lovik
Executive Vice President and Chief Financial Officer
First Internet Bancorp
8701 E. 116th Street
Fishers, Indiana 46038
Telephone: (317) 532-7900
With a copy to:
Joshua L. Colburn
W. Jason Deppen
Faegre Drinker Biddle & Reath LLP
600 East 96th Street, Suite 600
Indianapolis, IN 46240
(317) 569-9600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion, Dated December 19, 2023
PROSPECTUS
$200,000,000
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Purchase Contracts
Units

We may issue securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” before you invest.
We may offer and sell these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to purchasers or through underwriters, dealers or agents. If underwriters, dealers or agents are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.
Our common stock is listed on The Nasdaq Global Select Market under the symbol “INBK.” Our 6.0% Fixed-to-Floating Rate Subordinated Notes due 2029 are listed on The Nasdaq Global Select Market under the symbol “INBKZ.”
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 1 of this prospectus and in the applicable prospectus supplement or free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency or instrumentality.

The date of this prospectus is December 19, 2023.

The distribution of this prospectus, the applicable prospectus supplement and any free writing prospectus we have prepared or authorized and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus, the applicable prospectus supplement and any free writing prospectus we have prepared or authorized come should inform themselves about and observe any such restrictions. This prospectus, the applicable prospectus supplement and any free writing prospectus we have prepared or authorized do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

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RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any free writing prospectus that we authorize for use in connection with a specific offering, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in any subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the applicable prospectus supplement, the documents incorporated by reference and any free writing prospectus that we authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially adversely affected. See the section titled “Where You Can Find More Information” in this prospectus.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this process, we may sell common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts or units in one or more offerings up to an aggregate initial offering price of $200,000,000. We may sell these securities either separately or in units.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, the applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein or therein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
You should rely only on the information contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.
The information appearing in this prospectus, the applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified by the actual text of the documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find More Information.”
This prospectus may contain and incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data that may be presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “First Internet Bancorp,” the “Company,” “we,” “us” and “our” in this prospectus, we mean First Internet Bancorp, an Indiana corporation, and its consolidated subsidiaries, unless the context indicates otherwise. References to “First Internet Bank” or the “Bank” refer to First Internet Bank of Indiana, an Indiana chartered bank and wholly-owned subsidiary of the Company.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.
We also make available, free of charge, on or through our website (www.firstinternetbancorp.com), our annual, quarterly and current reports, proxy statements and other information we file or furnish pursuant to the Exchange Act. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed under the heading “Incorporation of Certain Information by Reference.” In addition, you may request copies of these filings at no cost, by writing or telephoning us at the following address or telephone number:
Chief Financial Officer
First Internet Bancorp
8701 E. 116th Street
Fishers, Indiana 46038
+1 (317) 532-7900

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-35750):
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Our Annual Report on Form 10-K for the year ended December 31, 2022 (including portions of our proxy statement for the annual meeting of shareholders to be held on May 15, 2023 that have been incorporated by reference into such Annual Report);

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Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023;

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Our Current Reports on Form 8-K filed on January 25, 2023, May 4, 2023, May 18, 2023, and December 19, 2023; and

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The description of our capital stock contained in our registration statement on Form 10 filed on November 30, 2012, including any subsequently filed amendment or report updating such description.

We also incorporate by reference any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date all of the securities offered by this prospectus are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and which is not incorporated by reference in this prospectus. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents. To obtain copies of these filings, see “Where You Can Find More Information.”

FIRST INTERNET BANCORP
First Internet Bancorp is a financial holding company headquartered in Fishers, Indiana that conducts its primary business activities through its wholly-owned subsidiary, First Internet Bank of Indiana, an Indiana chartered bank. The Bank was the first state-chartered, Federal Deposit Insurance Corporation insured Internet bank and commenced banking operations in 1999. First Internet Bancorp was incorporated under the laws of the State of Indiana on September 15, 2005. On March 21, 2006, we consummated a plan of exchange by which we acquired all of the outstanding shares of the Bank.
The Bank has three wholly-owned subsidiaries: First Internet Public Finance Corp., an Indiana corporation, which provides a range of public and municipal finance lending and leasing products to governmental entities throughout the United States and acquires securities issued by state and local governments and other municipalities; JKH Realty Services, LLC, a Delaware limited liability company, which manages other real estate owned properties as needed; and SPF15 Inc., an Indiana corporation that owns real estate used primarily for the Bank’s principal office.
We offer a wide range of commercial, small business, consumer and municipal banking products and services. We conduct our consumer and small business deposit operations primarily through digital channels on a nationwide basis and have no traditional branch offices. Our consumer lending products are primarily originated on a nationwide basis through relationships with dealerships and financing partners.
Our commercial banking products and services are delivered through a relationship banking model and include commercial and industrial (“C&I”) banking, construction and investor commercial real estate, single tenant lease financing, public finance, healthcare finance, small business lending, franchise finance and commercial deposits and treasury management. Our C&I team provides credit solutions such as lines of credit, term loans, owner-occupied commercial real estate loans and corporate credit cards on a regional basis to commercial borrowers primarily in the Midwest and Southwest regions of the United States. We primarily offer construction and investor commercial real estate loans within Central Indiana or on a regional basis and single tenant lease financing on a nationwide basis. Our public finance team provides a range of public and municipal lending and leasing products to government entities on a nationwide basis. Our healthcare finance team was established in conjunction with our strategic partnership with Provide, Inc. (formerly known as Lendeavor, Inc.), a San Francisco-based technology-enabled lender to healthcare practices, which provided lending on a nationwide basis for healthcare practice finance or acquisition, acquisition or refinancing of owner-occupied commercial real estate and equipment purchases. In the third quarter 2021, Provide was acquired by a super-regional financial institution. Subsequent to Provide being acquired, the acquiring institution has retained most, if not all, of Provide’s loan origination activity and our healthcare finance loan balances have declined. Our franchise finance business was established in July 2021 in conjunction with our business relationship with ApplePie Capital, a financial technology (“fintech”) company that specializes in providing financing to franchisees in various industry segments. Our commercial deposits and treasury management team works with the other commercial teams to provide deposit products and treasury management services to our commercial and municipal lending customers as well as pursues commercial deposit opportunities in business segments where we have no credit relationships.
As of September 30, 2023, we had, on a consolidated basis, total assets of $5.2 billion, total liabilities of $4.8 billion, and shareholders’ equity of $348 million.
Our principal executive offices are located at 8701 E. 116th Street, Fishers, Indiana 46038, and our telephone number is (317) 532-7900. Our website is www.firstinternetbancorp.com. The information on our website is not part of this prospectus, and the reference to our website address does not constitute incorporation by reference of any information on our website into this prospectus.
If you want to find more information about us, please see the section entitled “Where You Can Find More Information” in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
We are including the following discussion to inform our existing and potential security holders generally of some of the risks and uncertainties that can affect the Company and to take advantage of the “safe harbor” protection for forward-looking statements afforded by applicable federal securities laws.
All statements other than statements of historical fact included or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus authorized for use in connection with a particular offering, including any regarding our financial condition, results of operations, plans, objectives, future operations or performance, business strategy, and industry trends, are forward-looking statements. Forward-looking statements are generally accompanied by terms or phrases such as “anticipate,” “believe,” “contemplate,” “continue,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “predict,” “project,” “seek,” “should,” “target,” “will” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future income, market size, collaborations, and trends or operating results also constitute such forward-looking statements.
Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our control) that could cause actual results to differ materially from those set forth in the forward-looking statements. The following factors, among others, could cause our financial performance to differ materially from that expressed in such forward-looking statements:
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the use of proceeds from any sale of securities by us;

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general economic conditions, whether national or regional, and conditions in the lending markets in which we participate that may have an adverse effect on the demand for our loans and other products;

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our credit quality and related levels of nonperforming assets and loan losses, and the value and salability of the real estate that we own or that is the collateral for our loans;

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failures or breaches of or interruptions in the communication and information systems on which we rely to conduct our business that could reduce our revenues, increase our costs or lead to disruptions in our business;

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our dependence on capital distributions from the Bank;

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results of examinations of us by our regulators, including the possibility that our regulators may, among other things, require us to increase our allowance for loan losses or to write-down assets;

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changing bank regulatory conditions, policies or programs, whether arising as new legislation or regulatory initiatives, that could lead to restrictions on activities of banks generally, or the Bank in particular;

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more restrictive regulatory capital requirements and increased costs, including deposit insurance premiums;

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regulation or prohibition of certain income producing activities or changes in the secondary market for loans and other products;

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changes in the interest rate environment and market prices, including interest rate changes made by the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the discontinuation of LIBOR as an interest rate benchmark, as well as cash flow reassessments may reduce net interest margin and/or the volumes and values of loans and deposits as well as the value of other financial assets and liabilities;

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our liquidity requirements being adversely affected by changes in our assets and liabilities;

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the effect of legislative or regulatory developments, including changes in laws concerning taxes, banking, securities, insurance and other aspects of the financial services industry;

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competitive factors among financial services organizations, including product and pricing pressures and our ability to attract, develop and retain qualified banking professionals;

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execution of future acquisition, reorganization or disposition transactions including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings and other anticipated benefits from such transactions;

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changes in applicable tax laws;

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the growth and profitability of noninterest or fee income being less than expected;

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the loss of any key members of senior management;

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the effect of changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board, the SEC, the Public Company Accounting Oversight Board and other regulatory agencies; and

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the effect of fiscal and governmental policies of the United States federal government.

We have based any forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results, performance or achievements may differ materially from those expressed in or implied by these statements, and we caution you not to place undue reliance on our forward-looking information and statements. Forward-looking statements speak only as of the date they are made. You should consider carefully the statements under the heading “Risk Factors” in this prospectus, the applicable prospectus supplement and any free writing prospectus that we authorize for use in connection with a specific offering, in our most recent Annual Report on Form 10-K and in other reports, filings or documents filed with the SEC and incorporated by reference into this prospectus, which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements. We do not undertake, and specifically disclaim, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements other than as may be required by applicable law or regulation.

USE OF PROCEEDS
Unless the applicable prospectus supplement indicates otherwise, we intend to use net proceeds from the sale of the securities for general corporate purposes, which may include providing capital to support our growth organically or through strategic acquisitions, repayment of indebtedness, repurchases of issued and outstanding common stock, financing investments and capital expenditures, and for investments in the Bank as regulatory capital.

DESCRIPTION OF CAPITAL STOCK
Our voting common stock, no par value per share, is traded on The Nasdaq Global Select Market under the symbol “INBK.” We are authorized to issue up to 45,000,000 shares of common stock and, as of September 30, 2023, we had 8,669,673 shares of common stock issued and outstanding. Our Board of Directors also has the authority to issue up to 5,000,000 shares of preferred stock, no par value per share (described below), none of which shares were issued or outstanding as of the same date.
A description of material terms and provisions of our articles of incorporation and amended and restated bylaws (“bylaws”) affecting the rights of holders of our capital stock is set forth below. The description is intended as a summary and is qualified in its entirety by reference to our articles of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part.
Common Stock
Voting Rights.   Except as described below under “Important Provisions of Indiana Law — Control Share Acquisitions,” each holder of common stock is entitled to one vote for each share on all matters to be voted upon by the common shareholders. There are no cumulative voting rights.
Dividend Rights.   Subject to preferences to which holders of any shares of preferred stock may be entitled, holders of common stock will be entitled to receive ratably any dividends that may be declared from time to time by the Board of Directors out of funds legally available for that purpose.
Rights Upon Liquidation.   In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share in our assets remaining after the payment or provision for payment of our debts and other liabilities, and the satisfaction of any liquidation preferences granted to the holders of any shares of preferred stock that may be outstanding.
Other Provisions.   Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions that apply to the common stock. All shares of common stock currently issued and outstanding are fully paid and nonassessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.
Because we are a bank holding company, any purchaser of certain specified amounts of our common stock may be required to file a notice with or obtain the approval of the Federal Reserve under the Bank Holding Company Act of 1956, as amended, and the Change in Bank Control Act of 1978, as amended. Specifically, under regulations adopted by the Federal Reserve, (1) any other bank holding company may be required to obtain the approval of the Federal Reserve before acquiring 5% or more of our common stock and (2) any person may be required to file a notice with and not be disapproved by the Federal Reserve to acquire 10% or more of our common stock and will be required to file a notice with and not be disapproved by the Federal Reserve to acquire 25% or more of our common stock.
Transfer Agent and Registrar.   The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.
Preferred Stock
General.   We are authorized to issue up to 5,000,000 shares of preferred stock (86,221 shares of which are designated as “Non-Voting Common Stock”) in one or more series with respect to which our Board of Directors may, without shareholder approval, determine the designations, preferences, limitations and relative rights for each series of preferred stock. Accordingly, our Board of Directors, without shareholder approval, could authorize preferred stock to be issued with voting, conversion and other rights which could adversely affect the voting power and other rights of the holders of common stock or other outstanding series of preferred stock.
Terms.   Certain specific terms of the preferred stock that we offer in the future will be described in the applicable prospectus supplement relating to that preferred stock. Investors are urged to carefully review the terms contained in such prospectus supplement, as well as the articles of amendment to our articles of incorporation establishing such terms that we file with the Secretary of State of the State of Indiana and the SEC. Those terms may include, among others:
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the designation of the series, which may be by distinguishing number, letter or title;

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the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the articles of amendment) increase or decrease (but not below the number of shares thereof then outstanding);

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the amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

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dates at which dividends, if any, shall be payable;

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the redemption rights and price or prices, if any, for shares of the series;

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the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

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the amounts payable on, and the preferences, if any, of, shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

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whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other securities, of ours, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

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any restriction on the repurchase or redemption of shares by us while there is any arrearage in the payment of dividends or sinking fund installments, if applicable;

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restrictions on the issuance of shares of the same series or of any other class or series; and

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the voting rights, if any, of the holders of shares of the series.

Furthermore, our Board of Directors could direct us to issue, in one or more transactions, shares of preferred stock, additional shares of common stock or rights to purchase such shares (subject to the limits imposed by applicable laws and the rules of The Nasdaq Stock Market) in amounts which could make more difficult and, therefore, less likely, a takeover, proxy contest, change in our management or any other extraordinary corporate transaction, which might be opposed by the incumbent Board of Directors. Any issuance of preferred stock or common stock could have the effect of diluting the earnings per share, book value per share and voting power of common stock held by our shareholders.
Under regulations adopted by the Federal Reserve under the Bank Holding Company Act of 1956, as amended, and the Change in Bank Control Act of 1978, as amended, if the holders of any series of the preferred stock are or become entitled to vote for the election of directors, such series may then be deemed a “class of voting securities” and a holder of 10% or more of such series that is a company may then be subject to regulation as a bank holding company. In addition, at such time as such series is deemed a class of voting securities, (1) any holder that is a bank holding company may be required to obtain the approval of the Federal Reserve to acquire or retain more than 5% of that series and (2) any person may be required to obtain the approval of the Federal Reserve to acquire or retain 10% or more of that series and will be required to obtain the approval of the Federal Reserve to acquire or retain 25% or more of that series.
Depositary Shares
We may issue fractional shares of preferred stock rather than full shares of preferred stock. If we exercise this option, we will issue receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the prospectus supplement relating to such depositary shares) of a share of a particular series of preferred stock.
The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all of the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.
The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. We will describe the material terms of the deposit agreement, the depositary shares and the depositary receipts in a prospectus supplement relating to the depositary shares. You should also refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.
Number of Directors; Removal; Vacancies
Our articles of incorporation provide that we may have between 3 and 25 directors and our bylaws further provide that our Board of Directors may establish an actual number of directors between 3 and 11 from time to time by resolution. Our articles of incorporation provide that any director may be removed for a specific cause found and determined by the vote of a majority of the entire Board of Directors. In addition, any or all directors may be removed with or without cause at a meeting of shareholders called for such purpose by the affirmative vote of the holders of a majority of the outstanding shares entitled to be cast generally in the election of directors. If any vacancy occurs on the Board of Directors, including a vacancy which occurs by reason of an increase in the number of directors, such vacancy shall be filled by a majority vote of the directors then in office.
Special Meetings of Shareholders; Limitations on Shareholder Action by Written Consent
Our bylaws provide that special meetings of our shareholders may be called only by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President. A special meeting of our shareholders may not be called by any other person or persons, including holders of our common stock. The only matters that may be considered at any special meeting of the shareholders are the matters specified in the notice of the meeting.
Because our common stock is registered under the Exchange Act, the Indiana Business Corporation Law, as amended (the “IBCL”), provides that any actions required or permitted to be taken by our shareholders may not be effected by written consent unless the written consent describing the action taken is signed by all shareholders entitled to vote on the action.
Amendments; Vote Requirements
Except where authority is granted to the Board of Directors under the IBCL, our articles of incorporation may be amended if the amendment is recommended by the Board of Directors and approved by a majority of the votes entitled to be cast if the amendment would create dissenters’ rights or otherwise if the votes cast favoring the proposal exceed the votes cast opposing the proposal at a meeting at which a quorum is present. Our bylaws may only be amended by the affirmative vote of a majority of the entire Board of Directors, except as otherwise required by our articles of incorporation or the IBCL.
Advance Notice Requirements for Shareholder Proposals and Nomination of Directors
Our bylaws establish an advance notice procedure with regard to business to be brought before an annual meeting of shareholders and with regard to the nomination of candidates for election as directors, other than by or at the direction of the Board of Directors. In general, notice of intent to raise business or nominate a director at annual meetings must be received by us not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which we first mailed our proxy materials or a notice of availability of proxy materials (whichever is earlier) to our shareholders for the preceding year’s annual meeting and must contain certain specified information concerning the matters to be brought before the meeting or the person to be nominated and concerning the shareholder submitting the proposal.

Important Provisions of Indiana Law
Control Share Acquisitions.   Under Chapter 42 of the IBCL, an acquiring person or group who makes a “control share acquisition” in an “issuing public corporation” may not exercise voting rights on any “control shares” unless these voting rights are conferred by a majority vote of the disinterested shareholders of the issuing public corporation at a special meeting of those shareholders held upon the request and at the expense of the acquiring person or otherwise at the next annual or special meeting of the corporation. If control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of all voting power, all shareholders of the issuing public corporation have dissenters’ rights to receive the fair value of their shares pursuant to Chapter 44 of the IBCL.
Under the IBCL, “control shares” are shares acquired by a person that, when added to all other shares of the issuing public corporation owned by that person or in respect to which that person may exercise or direct the exercise of voting power, would otherwise entitle that person to exercise voting power of the issuing public corporation in the election of directors within any of the following ranges:
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one-fifth or more but less than one-third;

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one-third or more but less than a majority; or

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a majority or more.

A “control share acquisition” means, subject to specified exceptions, the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares. For the purposes of determining whether an acquisition constitutes a control share acquisition, shares acquired within 90 days or under a plan to make a control share acquisition are considered to have been acquired in the same acquisition.
An “issuing public corporation” means a corporation which has (1) 100 or more shareholders; (2) its principal place of business or its principal office in Indiana, or that owns or controls assets within Indiana having a fair market value of greater than $1,000,000; and (3) (a) more than 10% of its shareholders resident in Indiana, (b) more than 10% of its shares owned of record or owned beneficially by Indiana residents or (c) 1,000 shareholders resident in Indiana.
The overall effect of these provisions may be to render more difficult or to discourage a merger, a tender offer, a proxy contest or the assumption of control by a holder of a large block of our common stock or other person, or the removal of incumbent management, even if those actions may be beneficial to our shareholders generally.
The provisions described above do not apply if, before a control share acquisition is made, the corporation’s articles of incorporation or bylaws, including a bylaw adopted by the corporation’s board of directors, provide that the provisions do not apply to the corporation. Our articles of incorporation and bylaws do not currently exclude us from Chapter 42.
Certain Business Combinations.   Chapter 43 of the IBCL restricts the ability of a “resident domestic corporation” to engage in any combinations with an “interested shareholder” for five years after the date the interested shareholder became such, unless the combination or the purchase of shares by the interested shareholder on the interested shareholder’s date of acquiring shares is approved by the board of directors of the resident domestic corporation before that date. If the combination was not previously approved, then the interested shareholder may effect a combination after the five-year period only if that shareholder receives approval from a majority of the disinterested shareholders or the offer meets specified “fair price” criteria.
For purposes of the above provisions, “resident domestic corporation” means an Indiana corporation that has 100 or more shareholders. “Interested shareholder” means any person, other than the resident domestic corporation or its subsidiaries, who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (2) an affiliate or associate of the resident domestic corporation, which at any time within the five-year period immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the resident domestic corporation.

The definition of “beneficial owner” for purposes of Chapter 43 means a person who, directly or indirectly, owns the shares, has the right to acquire or vote the subject shares (excluding voting rights under revocable proxies made in accordance with federal law), has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of the subject shares or holds any “derivative instrument” that includes the opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of the subject shares.
The above provisions do not apply to corporations that elect not to be subject to Chapter 43 in an amendment to their articles of incorporation approved by a majority of the disinterested shareholders. That amendment, however, cannot become effective until 18 months after its passage and would apply only to share acquisitions occurring after its effective date. Our articles of incorporation do not exclude us from Chapter 43.
Mandatory Classified Board of Directors.   Under Chapter 33 of the IBCL, a corporation with a class of voting shares registered with the SEC under Section 12 of the Exchange Act must have a classified board of directors unless the corporation adopts a bylaw expressly electing not to be governed by this provision by the later of July 31, 2009 or 30 days after the corporation’s voting shares are first registered under Section 12 of the Exchange Act. Our Board of Directors adopted a bylaw provision electing not to be subject to the mandatory classified board requirement within 30 days after our voting common stock was registered under Section 12 of the Exchange Act.

DESCRIPTION OF DEBT SECURITIES
This section describes the general terms and provisions of our debt securities, which could be senior debt securities or subordinated debt securities. A prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.
The senior debt securities will be issued under an indenture, referred to herein as the “senior indenture,” between us and the trustee named in the applicable prospectus supplement. The subordinated debt securities will be issued under an indenture, referred to herein as the “subordinated indenture,” between us and the trustee named in the applicable prospectus supplement.
We have summarized the anticipated material terms and provisions of the senior and subordinated indentures in this section. We have also filed the form of the indentures summarized in this section as exhibits to the registration statement of which this prospectus is a part. You should read the applicable indenture for additional information before you buy any debt securities. The summary that follows includes references to section numbers of the indentures so that you can more easily locate these provisions.
General
The debt securities will be our direct unsecured obligations. Neither of the indentures limits the amount of debt securities that we may issue. Both indentures permit us to issue debt securities from time to time and debt securities issued under an indenture will be issued as part of a series that has been established by us under such indenture. (senior indenture section 301; subordinated indenture section 2.1)
The senior debt securities will be unsecured and will rank equally with all of our other unsecured unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated to all of our existing and future Senior Debt (as defined below). See “— Subordination” below.
The debt securities are our unsecured senior or subordinated debt securities, as the case may be, but our assets include equity in our subsidiaries. As a result, our ability to make payments on our debt securities may depend in part on our receipt of dividends, loan payments and other funds from our subsidiaries. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors, including your rights as an owner of our debt securities, will be subject to that prior claim, unless we are also a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.
Unless otherwise specified in the applicable prospectus supplement, we may, without the consent of the holders of a series of debt securities, issue additional debt securities of that series having the same ranking and the same interest rate, maturity date and other terms (except for the price to public and issue date) as such debt securities. Any such additional debt securities, together with the initial debt securities, will constitute a single series of debt securities under the applicable indenture. No additional debt securities of a series may be issued if an event of default under the applicable indenture has occurred and is continuing with respect to that series of debt securities.
A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. (senior indenture section 301; subordinated indenture section 2.2) These terms will include some or all of the following:
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the title and type of the debt securities;

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any limit on the total principal amount of the debt securities of that series;

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the price at which the debt securities will be issued;

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the date or dates on which the principal of and premium, if any, on the debt securities will be payable;

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the maturity date or dates of the debt securities or the method by which those dates can be determined;

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if the debt securities will bear interest:

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the interest rate on the debt securities or the method by which the interest rate may be determined;

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the date from which interest will accrue;

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the record and interest payment dates for the debt securities;

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the first interest payment date; and

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the place or places where:

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we can make payments on the debt securities;

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the debt securities can be surrendered for registration of transfer or exchange; and

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notices and demands can be given to us relating to the debt securities and under the applicable indenture;

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any optional redemption provisions that would permit us to elect redemption of the debt securities, or the holders of the debt securities to elect repayment of the debt securities, before their final maturity;

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any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity;

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whether the debt securities will be convertible into shares of capital stock and, if so, the terms and conditions of any such conversion;

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if the debt securities will be issued in bearer form, the terms and provisions contained in the bearer securities and in the applicable indenture specifically relating to the bearer securities;

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the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars and, if a composite currency, any special provisions relating thereto;

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any circumstances under which the debt securities may be paid in a currency other than the currency in which the debt securities are denominated and any provisions relating thereto;

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whether the provisions described below under the heading “— Defeasance” will not apply to the debt securities;

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any events of default that will apply to the debt securities in addition to those contained in the applicable indenture;

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any additions or changes to the covenants contained in the applicable indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;

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whether all or part of the debt securities will not be issued as permanent global securities and the extent to which the description of the book-entry procedures described below under “— Book-Entry, Delivery and Form” will not apply to such global securities — a “global security” is a debt security that we issue in accordance with the applicable indenture to represent all or part of a series of debt securities;

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whether all or part of the debt securities will be issued in whole or in part as temporary global securities and, if so, the depositary for those temporary global securities and any special provisions dealing with the payment of interest and any terms relating to the ability to exchange interests in a temporary global security for interests in a permanent global security or for definitive debt securities;

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the identity of the trustee, security registrar and paying agent for the debt securities;

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any material tax implications of the debt securities;

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any special provisions relating to the payment of any additional amounts on the debt securities; and

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any other terms of the debt securities.

When we use the term “holder” in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register. (senior indenture section 101; subordinated indenture section 1.1)

Exchange and Transfer
Any debt securities of a series can be exchanged for other debt securities of that series so long as the other debt securities are denominated in authorized denominations and have the same aggregate principal amount and same terms as the debt securities that were surrendered for exchange. The debt securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in any place of payment that we may designate. However, holders of global securities may transfer and exchange global securities only in the manner and to the extent set forth under “— Book-Entry, Delivery and Form” below. There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities. (senior indenture sections 305, 1002; subordinated indenture section 2.7) If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar initially designated by us where holders can surrender the debt securities for registration of transfer or exchange, we may at any time rescind the designation of any such office or agency or approve a change in the location. However, we will be required to maintain an office or agency in each place of payment for that series. (senior indenture section 1002; subordinated indenture section 2.4)
We will not be required to:
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register the transfer of or exchange debt securities to be redeemed for a period of 15 calendar days preceding the mailing of the relevant notice of redemption; or

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register the transfer of or exchange any registered debt security selected for redemption, in whole or in part, except the unredeemed or unpaid portion of that registered debt security being redeemed in part. (senior indenture section 305; subordinated indenture section 2.7)

Interest and Principal Payments
Payments.   Holders may present debt securities for payment of principal, premium, if any, and interest, if any, register the transfer of the debt securities and exchange the debt securities at the agency maintained by us for such purpose and identified in the applicable prospectus supplement. We refer to the applicable trustee acting in the capacity of a paying agent for the debt securities as the “paying agent.”
Any money that we pay to the paying agent for the purpose of making payments on the debt securities and that remains unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of a debt security can only look to us for the payments on the debt security. (senior indenture section 1003; subordinated indenture section 8.5)
Recipients of Payments.   The paying agent will pay interest to the person in whose name the debt security is registered at the close of business on the applicable record date. Unless otherwise specified in the applicable prospectus supplement, the “record date” for any interest payment date is the date 15 calendar days prior to that interest payment date, whether or not that day is a business day. A “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York. However, upon maturity, redemption or repayment, the paying agent will pay any interest due to the person to whom it pays the principal of the debt security. The paying agent will make the payment on the date of maturity, redemption or repayment, whether or not that date is an interest payment date. Unless otherwise specified in the applicable prospectus supplement, the paying agent will make the initial interest payment on a debt security on the first interest payment date falling after the date of issuance, unless the date of issuance is less than 15 calendar days before an interest payment date. In that case, the paying agent will pay interest on the next succeeding interest payment date to the holder of record on the record date corresponding to the succeeding interest payment date. An “interest payment date” for any debt security means a date on which, under the terms of that debt security, regularly scheduled interest is payable.
Book-Entry Debt Securities.   The paying agent will make payments of principal, premium, if any, and interest, if any, to the account of The Depository Trust Company (the “DTC”) or other depositary specified in the applicable prospectus supplement, as holder of book-entry debt securities, by wire transfer of immediately available funds. The “depositary” means the depositary for global securities issued under the applicable indenture and, unless provided otherwise in the applicable prospectus supplement, means DTC. We expect that the depositary, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the book-entry debt securities as shown on the records of the depositary. We also expect that payments by the depositary’s participants to owners of beneficial interests in the book-entry debt securities will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.
Certificated Debt Securities.   Except as indicated below for payments of interest at maturity, redemption or repayment, the paying agent will make payments of interest either:
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by check mailed to the address of the person entitled to payment as shown on the security register or by wire transfer to an account designated by a holder; or

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as provided in the applicable supplemental indenture.

Payments of principal, premium, if any, and interest, if any, upon maturity, redemption or repayment on a debt security will be made in immediately available funds against presentation and surrender of the debt security at the office of the paying agent.
Redemption and Repayment of Debt Securities
Optional Redemption by Us.   If applicable, the prospectus supplement will indicate the terms of our option to redeem the debt securities. We will mail a notice of redemption to each holder which, in the case of global securities, will be the depositary, as holder of the global securities, by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, or within the redemption notice period designated in the applicable prospectus supplement, to the address of each holder as that address appears upon the books maintained by the security registrar. The debt securities will not be subject to any sinking fund.
A partial redemption of the debt securities may be effected by such method as the applicable trustee shall deem fair and appropriate and may provide for the selection for redemption of a portion of the principal amount of debt securities held by a holder equal to an authorized denomination. If we redeem less than all of the debt securities and the debt securities are then held in book-entry form, the redemption will be made in accordance with the depositary’s customary procedures. We have been advised that it is DTC’s practice to determine by the lot the amount of each participant in the debt securities to be redeemed.
Unless we default in the payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities called for redemption.
Repayment at Option of Holder.   If applicable, the prospectus supplement relating to a series of debt securities will indicate that the holder has the option to have us repay a debt security of that series on a date or dates specified prior to its stated maturity date. Unless otherwise specified in the applicable prospectus supplement, the repayment price will be equal to 100% of the principal amount of the debt security, together with accrued interest to the date of repayment.
For us to repay a debt security, the paying agent must receive at least 30 days but not more than 45 days prior to the repayment date:
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the debt security with the form entitled “Option to Elect Repayment” on the reverse of the debt security duly completed; or

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a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder of the debt security, the principal amount of the debt security, the principal amount of the debt security to be repaid, the certificate number or a description of the tenor and terms of the debt security, a statement that the option to elect repayment is being exercised and a guarantee that the debt security to be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the debt security, will be received by the paying agent not later than the fifth business day after the date of the telegram, telex, facsimile transmission or letter. However, the telegram, telex, facsimile transmission or letter will only be effective if that debt security and form duly completed are received by the paying agent by the fifth business day after the date of that telegram, telex, facsimile transmission or letter.
Exercise of the repayment option by the holder of a debt security will be irrevocable. The holder may exercise the repayment option for less than the entire principal amount of the debt security but, in that event, the principal amount of the debt security remaining outstanding after repayment must be an authorized denomination.
If a debt security is represented by a global security, the depositary or the depositary’s nominee will be the holder of the debt security and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the depositary’s nominee will timely exercise a right to repayment of a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant through which it holds an interest in the debt security to notify the depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a debt security in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the depositary.
We may purchase debt securities at any price in the open market or otherwise. Debt securities so purchased by us may, at our discretion, be held or resold or surrendered to the applicable trustee for cancellation.
Denominations
Unless we state otherwise in the applicable prospectus supplement, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each and integral multiples of $1,000 in excess thereof.
Consolidation, Merger or Sale
Each of the indentures generally permits a consolidation or merger between us and another entity. They also permit the sale or transfer by us of all or substantially all of our property and assets. These transactions are generally permitted if the resulting or acquiring entity, if other than us, assumes all of our responsibilities and liabilities under the applicable indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the applicable indenture.
If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the indentures, the resulting or acquiring entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. As a result, such successor entity may exercise our rights and powers under the indentures, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under the indentures and under the debt securities. (senior indenture section 802; subordinated indenture section 5.2)
Amendments and Waivers
Under each of the indentures, certain of our rights and obligations and certain of the rights of holders of the debt securities may be amended or waived with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by the amendment or waiver, acting as one class. However:
Under the senior indenture, the following will not be effective against any holder without its consent:
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a change in the stated maturity date of any payment of principal or interest;

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a reduction in payments due on the debt securities;

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a change in the place of payment or currency in which any payment on the debt securities is payable;

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a limitation of a holder’s right to sue us for the enforcement of payments due on the debt securities;

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a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the applicable indenture or required to consent to a waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

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a reduction in the requirements contained in the applicable indenture for quorum or voting;

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a limitation of a holder’s right, if any, to repayment of debt securities at the holder’s option;

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a modification of any of the foregoing requirements contained in the applicable indenture;

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waiver of a default in the payment of the principal of or any premium or interest on any debt securities of that series; or

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waiver of a default under any provision of the applicable indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series. (senior indenture sections 513 and 902)

Under the subordinated indenture, the following will not be effective against any holder without its consent:
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any reduction in the amount of securities whose holders must consent to an amendment, supplement or waiver;

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any reduction in the rate of or extension of time for payment of interest (including default interest) on any security;

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any reduction in the principal or change in the stated maturity of any security or reduction in the amount of, or postponement of the date fixed for, the payment of any sinking fund or analogous obligation;

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any reduction in the principal amount payable upon acceleration of the maturity;

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any waiver of a default or event of default in the payment of the principal of or interest, if any;

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any change in the currency stated in the security for principal or interest payments;

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any change in section 6.8, 6.13 or 9.3 of the subordinated indenture; or

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any waiver of a redemption payment with respect to any security. (subordinated indenture section 9.3)

Under each of the indentures, the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance by us with any covenant or condition contained in the applicable indenture unless we specify that such covenant or condition cannot be so waived at the time we establish the series.
Events of Default
Unless otherwise specified in the applicable prospectus supplement, an “event of default,” when used in the senior indenture or the subordinated indenture with respect to any series of debt securities issued thereunder, means any of the following:
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failure to pay interest on any debt security of that series for 30 days after the payment is due;

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failure to pay the principal of or any premium on any debt security of that series when due;

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failure to deposit any sinking fund payment on debt securities of that series when due;

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failure to perform any other covenant in the applicable indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the applicable indenture;

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certain events in bankruptcy, insolvency or reorganization; or

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any other event of default that may be specified for the debt securities of that series when that series is created. (senior indenture section 501; subordinated indenture section 6.1)

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to conditions, rescind the declaration. (senior indenture sections 502, 513; subordinated indenture section 6.2)
Each of the indentures requires us to file an officers’ certificate with the applicable trustee each year that states, to the knowledge of the certifying officers, whether or not any defaults exist under the terms of the applicable indenture. (senior indenture section 1005; subordinated indenture section 4.3) The applicable trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the interest of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the applicable indenture with respect to the debt securities of the applicable series. (senior indenture section 602; subordinated indenture section 7.5)
Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any holders, unless the holders offer that trustee reasonable indemnification. (senior indenture sections 601, 603; subordinated indenture section 7.2) If reasonable indemnification is provided, then, subject to other rights of the trustee and other limitations in the indentures, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:
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conducting any proceeding for any remedy available to the trustee; or

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exercising any trust or power conferred upon the trustee. (senior indenture sections 512, 603; subordinated indenture section 6.12)

The holder of a debt security of any series will have the right to begin any proceeding with respect to the applicable indenture or for any remedy only if:
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the holder has previously given the trustee written notice of a continuing event of default with respect to that series;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin such proceeding;

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the trustee has not started such proceeding within 60 days after receiving the request; and

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the trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days. (senior indenture section 507; subordinated indenture section 6.7)

However, the holder of any debt security will have an absolute right to receive payment of principal of and any premium and interest on the debt security when due and to institute suit to enforce this payment.
Defeasance
At the time that we establish a series of debt securities under the applicable indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of that indenture.
Subordination
The subordinated debt securities will be subordinate to all of our existing and future Senior Debt, as defined below. Our “Senior Debt” includes the senior debt securities, the principal of, premium, if any, and interest on, rent under, and any other amounts payable on or in respect of any of our indebtedness (including, without limitation, any obligations in respect of such indebtedness and any interest accruing after the filing of a petition by or against us under any bankruptcy law, whether or not allowed as a claim after such filing in any proceeding under such bankruptcy law), and other obligations as set forth in the applicable supplemental indenture with respect to such subordinated debt securities, whether outstanding on the date of the senior indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by us (including all deferrals, renewals, extensions, refinancings or refundings of, or amendments, modifications or supplements to, the foregoing). (subordinated indenture article XII)
If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all Senior Debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the subordinated debt securities. In such an event, we will pay or deliver directly to the holders of Senior Debt any payment or distribution otherwise payable or deliverable to holders of the subordinated debt securities. We will make the payments to the holders of Senior Debt according to priorities existing among those holders until we have paid all Senior Debt, including accrued interest, in full. If such events in bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on Senior Debt, the holders of subordinated debt securities and the holders of any of our other obligations ranking equal with those subordinated debt securities will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the subordinated debt securities and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to those subordinated debt securities.
If we violate the subordinated indenture by making a payment or distribution to holders of the subordinated debt securities before we have paid all of the Senior Debt in full, then such holders of the subordinated debt securities will be deemed to have received the payments or distributions in trust for the benefit of, and will have to pay or transfer the payments or distributions to, the holders of the Senior Debt outstanding at the time. The payment or transfer to the holders of the Senior Debt will be made according to the priorities existing among those holders.
Because of the subordination, if we become insolvent, holders of Senior Debt may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to those securities may receive less, ratably, than our other creditors.
We may modify or amend the subordinated indenture as provided under “— Amendments and Waivers” above. However, the modification or amendment may not, without the consent of the holders of all Senior Debt outstanding, modify any of the provisions of the subordinated indenture relating to the subordination of the subordinated debt securities in a manner that would diminish the rights of the holders of Senior Debt. (subordinated indenture section 12.9)
Payment of Additional Amounts
Unless we specify otherwise in the applicable prospectus supplement, we will not pay any additional amounts on the debt securities offered thereby to compensate any beneficial owner for any United States tax withheld from payments on such debt securities.
Book-Entry, Delivery and Form
We have obtained the information in this section concerning DTC, Clearstream Banking S.A., or “Clearstream,” and Euroclear Bank S.A./N.V., as operator of the Euroclear System, or “Euroclear,” and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.
Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued as fully registered global securities that will be deposited with, or on behalf of, DTC and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers. If permitted in the applicable prospectus supplement, investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream or through Euroclear. Investors may hold their interests in the global securities directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. Depositary for each of Clearstream and Euroclear (the “U.S. Depositaries”), which U.S. Depositaries will, in turn, hold interests on behalf of their participants’ customers’ securities accounts. Unless otherwise specified in the applicable prospectus supplement, beneficial interests in the global securities will be held in denominations of $1,000 and multiples of $1,000 in excess thereof. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.
Debt securities represented by a global security can be exchanged for definitive securities in registered form only if:
•
DTC notifies us that it is unwilling or unable to continue as depositary for that global security and we do not appoint a qualified successor depositary within 90 days after receiving that notice;

•
at any time DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;

•
we in our sole discretion determine that such global security will be exchangeable for definitive securities in registered form or elect to terminate the book-entry system through DTC and notify the applicable trustee of our decision; or

•
an event of default with respect to the debt securities represented by that global security has occurred and is continuing.

A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.
We will make principal and interest payments on all debt securities represented by a global security to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented by a global security for all purposes under the applicable indenture. Accordingly, we, the applicable trustee and any paying agent will have no responsibility or liability for:
•
any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global security;

•
any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or

•
the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

We understand that DTC’s current practice is to credit direct participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriters or agents for the debt securities represented by a global security will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants, and not of DTC or its nominee, the trustee, any agent of ours, or us, subject to any statutory or regulatory requirements. Book-entry notes may be more difficult to pledge because of the lack of a physical note.
DTC
So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by that global security for all purposes of the debt securities. Owners of beneficial interests in the debt securities will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered owners or holders of debt securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of debt securities. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security. Beneficial owners may experience delays in receiving distributions on their debt securities since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.
We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the applicable indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.
Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.
We understand that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.
DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTCC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.
The above information with respect to DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
Clearstream
We understand that Clearstream was incorporated under the laws of Luxembourg as an international clearing system. Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream’s

U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.
Euroclear
We understand that Euroclear was created in 1968 to hold securities for participants of Euroclear, or “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., or the “Euroclear Operator,” under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. Euroclear is an indirect participant in DTC.
The Euroclear Operator is a Belgian bank. As such, it is regulated by the Belgian Banking and Finance Commission and the National Bank of Belgium.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we will refer to herein as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.
Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the Euroclear Operator.
We further understand that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.
Global Clearance and Settlement Procedures
Unless otherwise specified in the applicable prospectus supplement, initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.
Because of time-zone differences, credits of debt securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
If the debt securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.
Conversion and Exchange
If any offered debt securities are convertible into shares of any of our capital stock at the option of the holders or exchangeable for shares of any of our capital stock at our option, the prospectus supplement relating to those debt securities will include the terms and conditions governing any conversions and exchanges.
Notices
Unless otherwise specified in the applicable prospectus supplement, any notices required to be given to the holders of the debt securities in global form will be given to the depositary.
Governing Law
The indentures are, and the debt securities will be, governed by and will be construed in accordance with New York law.

DESCRIPTION OF WARRANTS
The following description, together with the additional information that we include in any applicable prospectus supplements and in any related free writing prospectuses that we may authorize to be distributed to purchasers, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement that describes the terms of the series of warrants we are offering, and any supplemental agreements, before the issuance of the related series of warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and any supplemental agreements applicable to a particular series of warrants. We urge purchasers to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses and the complete warrant agreement and any supplemental agreements that contain the terms of the warrants.
General
We may issue warrants to purchase common stock, preferred stock, depositary shares or one or more debt securities. We may offer warrants separately or together with one or more additional warrants, common stock, preferred stock, depositary shares or one or more debt securities, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants.
We will specify in a prospectus supplement the terms of the series of warrants including, if applicable, the following:
•
the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•
the currency or currency units in which the offering price, if any, and the exercise price are payable;

•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if a holder may not continuously exercise the warrants throughout that period, the specific date or dates on which such holder may exercise the warrants;

•
whether the warrants are to be sold separately or with other securities as parts of units;

•
whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•
any applicable material U.S. federal income tax consequences;

•
the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•
the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•
the designation and terms of any equity securities purchasable upon exercise of the warrants;

•
the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•
if applicable, the designation and terms of the debt securities, depositary shares, preferred stock or common stock with which the warrants are issued and, the number of warrants issued with each security;

•
if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, depositary shares, preferred stock or common stock will be separately transferable;

•
the number of depositary shares, shares of preferred stock or shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•
if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•
information with respect to book-entry procedures, if any;

•
the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•
any redemption or call provisions; and

•
any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, on or interest on, the debt securities purchasable upon exercise of the warrants or to enforce covenants in the applicable indenture; or

•
in the case of warrants to purchase depositary shares, common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Debt Securities” will apply to each warrant, as applicable, and to any common stock, preferred stock, depositary shares or debt security included in each warrant, as applicable.
Warrant Agent
We may enter into a warrant agreement with a warrant agent. We will indicate the name, address and other information regarding the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
Enforceability of Rights by Holders of Warrants
Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as a warrant agent for more than one series of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF PURCHASE CONTRACTS
The following is a general description of the terms of the purchase contracts we may issue from time to time. The applicable prospectus supplement will describe the terms of any purchase contracts and, if applicable, prepaid purchase contracts. The description in the prospectus supplement will be qualified in its entirety by reference to (1) the purchase contracts, (2) the collateral arrangements and depositary arrangements, if applicable, relating to such purchase contracts and (3) if applicable, the prepaid purchase contracts and the document pursuant to which such prepaid purchase contracts will be issued.
We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of shares of common stock, preferred stock, depositary shares or debt securities at a future date or dates. The consideration may be fixed at the time that the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such purchase contract, as applicable, upon the occurrence of certain events.

DESCRIPTION OF UNITS
The following description, together with the additional information that we include in any applicable prospectus supplements and in any related free writing prospectuses that we may authorize to be distributed to purchasers, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge purchasers to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses, the complete unit agreement and any supplemental agreements that contain the terms of the units.
General
We may issue units consisting of common stock, preferred stock, depositary shares, one or more debt securities, warrants or purchase contracts, in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
any provisions of the governing unit agreement that differ from those described below; and

•
any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

We may issue units in such amounts and in such numbers of distinct series as we determine.
The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Purchase Contracts” will apply to each unit, as applicable, and to any common stock, preferred stock, depositary shares, debt security, warrant or purchase contract included in each unit, as applicable.
Unit Agent
The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.
Enforceability of Rights by Holders of Units
Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters, dealers or agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices; or

•
at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•
the name or names of the underwriters, if any;

•
the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•
any over-allotment options under which underwriters may purchase additional securities from us;

•
any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•
any public offering price;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
We may offer securities in a subscription rights offering to our existing security holders and enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters or agents that are qualified market makers on The Nasdaq Global Select Market may engage in passive market making transactions in our common stock on The Nasdaq Global Select Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS
The validity of the securities and certain other matters will be passed upon for us by Faegre Drinker Biddle & Reath LLP.
EXPERTS
The consolidated financial statements of the Company appearing in its Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2022 included therein, have been audited by FORVIS, LLP, independent registered public accounting firm, as stated in their reports thereon dated March 14, 2023, are incorporated herein by reference, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$200,000,000
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Purchase Contracts
Units

PROSPECTUS

December 19, 2023

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.
SEC Registration Fee	$29,520
Rating Agency Fees	*
Accounting Fees and Expenses	*
Legal Fees and Expenses	*
Trustee’s Fees and Expenses	*
Blue Sky Fees	*
Printing and Engraving Fees	*
Miscellaneous	*
Total	*

*
Estimated expenses not presently known.

Item 15.   Indemnification of Directors and Officers
Chapter 37 of the IBCL authorizes every Indiana corporation to indemnify its officers and directors under certain circumstances against liability incurred in connection with proceedings to which the officers or directors are made a party by reason of their relationship to the corporation. Officers and directors may be indemnified where they have acted in good faith; in the case of official action, the individual reasonably believed the conduct was in the corporation’s best interests and in all other cases, the individual reasonably believed the action taken was not against the interests of the corporation; and in the case of criminal proceedings, the individual had reasonable cause to believe the action was lawful or had no reasonable cause to believe the action was unlawful. Chapter 37 also requires every Indiana corporation to indemnify any of its officers or directors (unless limited by the articles of incorporation of the corporation) who were wholly successful, on the merits or otherwise, in the defense of any such proceeding against reasonable expenses incurred in connection with the proceeding. A corporation may also, under certain circumstances, pay for or reimburse the reasonable expenses incurred by an officer or director who is a party to a proceeding in advance of final disposition of the proceeding. Chapter 37 states that the indemnification provided for therein is not exclusive of any other rights to which a person may be entitled under the articles of incorporation, bylaws or resolutions of the board of directors or shareholders.
Our articles of incorporation provide that we will indemnify each person who is or was a director, officer, employee or agent of ours, or a director, officer, partner, employee, trustee, member or agent of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise which the individual is serving or served in any capacity at our request, against any and all judgments, settlements, penalties, fines, other liabilities and reasonable expenses (including reasonable attorneys’ fees) that may be incurred by the individual in connection with or resulting from any claim, actions, suit, proceeding or investigation in which the individual may become involved by reason of the individual’s serving as such, except only for matters as to which such individual is adjudged, in an action, suit, or proceeding terminated against the individual by judgment, order, or conviction, to have committed gross misconduct or fraud upon us. Our articles of incorporation also provide that we will advance expenses to an indemnified person, upon receipt of an undertaking by or on behalf of such person to repay such advances if it should ultimately be determined that the person is not entitled to indemnification under our articles of incorporation or otherwise.
The rights of indemnification provided by our articles of incorporation are in addition to, and not in limitation of, any indemnification rights to which a person may be entitled by law, contract or otherwise.

Any repeal or modification of the indemnification provisions in our articles of incorporation will not adversely affect any rights to indemnification and advancement of expenses thereunder with respect to any acts or omissions occurring prior to such repeal or modification.
Our officers and directors are insured, subject to certain exclusions and deductible and maximum amounts, against loss from claims arising in connection with their acting in their respective capacities, which include claims under the Securities Act.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under any of the foregoing provisions, in the opinion of the SEC, that indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Finally, our ability to provide indemnification to our directors and officers is limited by federal banking laws and regulations, including, but not limited to, 12 U.S.C. 1828(k).
The underwriting agreement(s) that we may enter into may provide for indemnification by any underwriters of us, our directors, our officers who sign this registration statement and our controlling persons for certain liabilities, including liabilities arising under the Securities Act.
Item 16.   Exhibits
The following Exhibits are filed as part of this registration statement:
Exhibit No.	Description
1.1*	Form of Underwriting Agreement
4.1	Amended and Restated Articles of Incorporation of First Internet Bancorp (incorporated by reference to Exhibit 3.1 to current report on Form 8-K filed on May 21, 2020)
4.2	Amended and Restated Bylaws of First Internet Bancorp, as amended May 19, 2020 (incorporated by reference to Exhibit 3.2 to current report on Form 8-K filed on May 21, 2020)
4.3*	Form of Preferred Stock Certificate
4.4*	Form of Deposit Agreement (including form of Depositary Receipt)
4.5	Form of Senior Indenture (incorporated by reference to Exhibit 4.5 to registration statement on Form S-3 filed on August 9, 2017)
4.6	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.6 to registration statement on Form S-3 filed on August 9, 2017).
4.7*	Form of Senior Note
4.8*	Form of Subordinated Note
4.9*	Form of Warrant Agreement (including Form of Warrant Certificate)
4.10*	Form of Purchase Contract (including Form of Purchase Contract Certificate)
4.11*	Form of Unit Agreement (including Form of Unit Certificate)
5.1	Opinion of Faegre Drinker Biddle & Reath LLP
23.1	Consent of FORVIS, LLP
23.2	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page hereto)
25.1**	Statement of Eligibility of Trustee under Senior Indenture
25.2**	Statement of Eligibility of Trustee under Subordinated Indenture
107	Filing Fee Table

*
To be filed by amendment or as an exhibit to a document incorporated herein by reference, if applicable.

**
To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, if applicable.

Item 17.   Undertakings
The undersigned registrant hereby undertakes:
(a)
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fishers, State of Indiana, on December 19, 2023.
FIRST INTERNET BANCORP
By:
/s/ David B. Becker

David B. Becker
Chairman and Chief Executive Officer
POWERS OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David B. Becker and Kenneth J. Lovik, or either of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and any related registration statements thereto filed pursuant to Rule 462(b) and otherwise) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable First Internet Bancorp to comply with the provisions of the Securities Act of 1933 and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ David B. Becker David B. Becker	Chairman and Chief Executive Officer (Principal Executive Officer)	December 19, 2023
/s/ Kenneth J. Lovik Kenneth J. Lovik	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 19, 2023
/s/ Aasif M. Bade Aasif M. Bade	Director	December 19, 2023
/s/ Justin P. Christian Justin P. Christian	Director	December 19, 2023
/s/ Ann Colussi Dee Ann Colussi Dee	Director	December 19, 2023
/s/ Joseph A. Fenech Joseph A. Fenech	Director	December 19, 2023

Signature	Title	Date
/s/ John K. Keach, Jr. John K. Keach, Jr.	Director	December 19, 2023
/s/ Jean L. Wojtowicz Jean L. Wojtowicz	Director	December 19, 2023